UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

April 4, 2013

Date of Report (Date of Earliest event reported)

TEXAS GULF ENERGY, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Nevada	333-149857	26-0338889
(State or (State or other Jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1602 Old Underwood Road, La Porte, TX	77571
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(281) 867-8500

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On April 4, 2013 a member of the executive committee of the Texas Gulf Energy, Incorporated (the “Company”) Board of Directors (the “Board”) initiated discussions with other members of the Board examining a range of strategic alternatives for the Company. In particular, the strategic alternatives discussed included the following:

(1) Discussions regarding the potential sale or merger of one or more of the Company’s wholly-owned subsidiaries; and

(2) Specific steps were identified concerning the appointment of the primary contact for the Company and current prospective buyers of the Company’s wholly-owned subsidiaries. It was agreed that to the extent any potential buyer wishes to have a current officer or director continue to be a part of the management of the purchased entities, that officer or director shall not participate in the negotiation of the sale to avoid any conflict of interest.

Additionally, the Board discussed alternatives for various strategic alternatives for the Company if one or more of the Company’s wholly-owned subsidiaries are sold, including the possibility of taking the Company private.

These discussions were intended to examine all of the strategic alternatives available to the Company that could maximize shareholder value. There is no assurance that these discussions will result in the commencement of any particular transaction or that such transaction(s) would be successfully consummated. At the time of this filing, no transaction has been agreed to definitively, formally or informally.

The information in this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2013	TEXAS GULF ENERGY, INCORPORATED

	By:	/s/ Craig Crawford
Name: Craig Crawford Title: Chief Financial Officer